UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2021

REPAY HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38531	98-1496050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 504-7472

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

Merger Agreement

On May 7, 2021, Repay Holdings Corporation (the “Company”) entered into an Agreement and Plan of Merger (as amended or supplemented from time to time, the “Merger Agreement”), with BT Intermediate, LLC, a Delaware limited liability company (the “Target”), Beckham Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Buyer”), Beckham Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and BillingTree Parent, L.P., a Delaware limited partnership (“Seller”), pursuant to which (i) Merger Sub will merge with and into the Target (the “First Merger”), with the Target being the surviving company of the First Merger and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, unless the Tax Election (as described below) is delivered, the Target, as the surviving company of the First Merger, will merge with and into Buyer (the “Second Merger”), with Buyer being the surviving company of the Second Merger.  The First Merger and, if applicable, the Second Merger are collectively referred to herein as the “Acquisition.”

Under the terms of the Merger Agreement, at closing, the Company will pay aggregate consideration valued at approximately $503.25 million, which consists of (i) approximately $275 million in cash and (ii) 10,051,302 shares (the “Acquisition Shares”) of the Company’s Class A common stock. The number of Acquisition Shares was based on the average daily VWAP for the twelve-day trading period prior to the execution of the Merger Agreement. The closing of the Acquisition is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1975, as amended, and to the satisfaction or waiver of certain other customary closing conditions. The Merger Agreement contains customary representations, warranties and covenants by the parties, as well as a customary post-closing adjustment provision relating to working capital, cash, indebtedness and transaction expenses.  The Merger Agreement also contains customary termination rights if the closing of the Acquisition does not occur by August 31, 2021.

The Merger Agreement also includes lock-up provisions pursuant to which Seller is restricted from transferring the Acquisition Shares for a 180-day period following the closing.

The First Merger and Second Merger, taken together, are intended to constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, as amended.  Notwithstanding the foregoing, at its election, Seller may notify the Company that Seller desires for the Acquisition to be treated for federal income tax purposes as a taxable sale of the limited liability company units of the Target (the “Tax Election”). In the event the Tax Election is properly made under the Merger Agreement, the parties agree not to consummate the Second Merger, and the parties agree to take such other appropriate actions in order to cause the Acquisition to be treated as a taxable sale as described in the preceding sentence.

The Target is the sole stockholder of Electronic Payments Provider, Inc. d/b/a BillingTree. BillingTree, founded in 2003 and headquartered in Scottsdale, AZ, is a leading provider of omni-channel, integrated payments solutions to the healthcare, credit union, accounts receivable management (ARM), and energy industries.

The foregoing description of the Merger Agreement and the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement filed as an exhibit to this report is not intended to provide factual information or other disclosure except for the terms of the Merger Agreement itself, and you should not rely on them for other than that purpose. In particular, any representations and warranties made by any party in the Merger Agreement were made solely within the specific context of the Merger Agreement and do not apply in any other context or at any time other than the date they were made.

Registration Rights Agreement

Concurrently with the execution and delivery of the Merger Agreement, the Company and Seller entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with respect to the Acquisition Shares. Under the terms of the Registration Rights Agreement, the Company is required to file with the Securities and Exchange Commission a resale registration statement with respect to the offer and resale or distribution of the Acquisition Shares.  In addition, the Company is required to assist the Seller in connection with up to two (2) non-marketed underwritten offerings, upon demand of Seller.  Under the Registration Rights Agreement, the Company has agreed to indemnify Seller and its officers and directors and controlling persons against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Acquisition Shares, unless such liability arises from their misstatement or omission, and Seller has agreed to indemnify the Company and its officers and directors and controlling persons against all losses or damages caused by their misstatements or omissions in those documents. The Registration Rights Agreement also contains customary provisions with respect to blackout periods and registration procedures.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the Merger Agreement under Item 1.01 above, including the issuance of the Acquisition Shares, is incorporated in its entirety in this Item 3.02 by reference. The issuance of the Acquisition Shares is a private transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Item 7.01.Regulation FD Disclosure.

On May 10, 2021, the Company issued a press release announcing the proposed Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 7.01. In addition, the Company also provided supplemental information regarding the Acquisition in an investor presentation that will be made available on the investor relations section of the Company’s website.  A copy of the investor presentation is attached hereto as Exhibit 99.2 and is hereby incorporated by reference in this Item 7.01.

As provided in General Instruction B.2 of Form 8-K, the information and exhibits contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*†	Agreement and Plan of Merger, dated as of May 7, 2021, by and among BT Intermediate, LLC, Repay Holdings Corporation, Beckham Acquisition LLC, Beckham Merger Sub LLC and BillingTree Parent, L.P.
10.1*	Registration Rights Agreement, dated as of May 7, 2021, by and among Repay Holdings Corporation and BillingTree Parent, L.P.
99.1*	Press Release issued May 10, 2021 by Repay Holdings Corporation.
99.2*	Investor Presentation dated May 10, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*	Filed herewith
†

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  The descriptions of the omitted schedules and exhibits are contained within the relevant agreement.  A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Dated: May 10, 2021	By:	/s/ Tyler B. Dempsey
Tyler B. Dempsey
General Counsel